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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               ________________


                                   FORM 8-K



                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               ________________


     Date of Report (Date of earliest event reported): September 21, 1999



                             Inland Resources Inc.
                      ----------------------------------
            (Exact name of registrant as specified in its charter)



     Washington                    0-16487                    91-1307042
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(State of incorporation)    (Commission File No.)        (IRS Employer
                                                           Identification No.)



              410 17th Street, Suite 700, Denver, Colorado 80202
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         (Address of principal executive offices, including zip code)



                                (303) 893-0102
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             (Registrant's telephone number, including area code)
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Item 1.   Changes in Control of Registrant
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     On September 21, 1999, Inland Resources Inc. ("Inland"), and its
subsidiaries, Inland Production Company ("IPC") and Inland Refining, Inc. ("Refining"), entered into an Exchange Agreement (the "Exchange Agreement") with Trust Company of the West, as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 873-3032 ("Fund V"), TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P. ("Portfolio") (Portfolio and Fund V collectively being referred to as "TCW"), Inland Holdings LLC ("Holdings") and Joint Energy Development Investments II Limited Partnership ("JEDI"), pursuant to which Fund V and Portfolio agreed to exchange certain indebtedness and warrants to purchase shares of Inland's common stock, $.001 par value per share ("Common Stock"), for shares of Common Stock and two new series of Preferred Stock of Inland, and JEDI agreed to exchange 100,000 shares of Series C Preferred Stock of Inland for shares of Common Stock and a third new series of Preferred Stock of Inland (the "Recapitalization").

     Pursuant to the Exchange Agreement, Fund V agreed to exchange $75 million in principal amount of subordinated indebtedness of IPC plus accrued interest of $5.7 million and Portfolio agreed to exchange warrants to purchase 158,512 shares of Common Stock for the following securities of Inland issued to Holdings, whose members are Fund V and Portfolio: (i) 10,757,747 shares of newly designated Series D Redeemable Preferred Stock of Inland ("Series D Preferred Stock"), (ii) 5,882,901 shares of newly designated Series Z Convertible Preferred Stock of Inland ("Series Z Preferred Stock") and (iii) 11,642,949 shares of Common Stock; and JEDI agreed to exchange the 100,000 shares of Inland's Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock") owned by JEDI, together with all accumulated dividends thereon, for (i) 121,973 shares of newly designated Series E Redeemable Preferred Stock of Inland ("Series E Preferred Stock") and (ii) 2,920,975 shares of Common Stock. The Series C Preferred Stock had a liquidation preference of $100 per share and was required to be redeemed at a price of $100 per share not later than January 21, 2008. The Series C Preferred Stock also bore dividends at a rate of $10 per share, and there were $2.2 million of accumulated dividends as of the date of the Exchange Agreement.

     Inland, Holdings, Fund V and JEDI also entered into a Shareholders Agreement (the "Shareholders Agreement") and a Registration Rights Agreement (the "Registration Agreement") on September 21, 1999 with Pengo Securities Corp., Smith Energy Partnership, Randall D. Smith, Jeffrey A. Smith, Barbara Stovall Smith, John W. Adams and Arthur J. Pasmas (collectively the "Smith Group"). The Shareholders Agreement sets forth certain rights among Holdings, JEDI and the Smith Group relating to transfers of shares and certain voting rights. The Registration Agreement provides Holdings, JEDI and the Smith Group certain demand and piggy-back registration rights for the registration of their respective shares under the Securities Act of 1933 (the "1933 Act"), at the expense of Inland.

     Following closing of the Exchange Agreement, Holdings owns 11,642,949 shares of Common Stock, representing approximately 50.4% of the outstanding shares of Common Stock, and JEDI owns 2,920,975 shares of Common Stock, representing approximately 12.6% of the outstanding shares of Common Stock. In connection with the Exchange Agreement, the Articles of Incorporation

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(the "Articles") of Inland were amended to designate the Series D Preferred
Stock, Series E Preferred Stock and Series Z Preferred Stock. The Articles, as so amended, provide that the Common Stock, Series D Preferred Stock, Series E Preferred Stock and Series Z Preferred Stock shall vote together as a single class and not as a separate voting group or class, except as mandated by law or as expressly set forth in the Articles. The Series D Preferred Stock and the Series E Preferred Stock vote with the Common Stock on a share-for-share basis and the Series Z Preferred Stock votes with the Common Stock on a share-for-share basis, but is entitled to the number of votes which would be equal to the total number of shares of Common Stock into which the Series Z Preferred Stock would be convertible, which is presently one share of Common Stock for each share of Series Z Preferred Stock. Pursuant to the Articles, as amended, the total number of votes of the combined class of Common Stock, Series D Preferred Stock, Series E Preferred Stock and Series Z Preferred Stock presently outstanding is 39,856,310 votes, of which 28,283,597 votes (representing approximately 71% of the total) are owned by Holdings, and 3,042,948 votes (representing approximately 7.6% of the total) are owned by JEDI. TCW Asset Management Company has the power, together with Trust Company of the West (as sub-custodian for Mellon Bank), to vote and dispose of the securities owned by Holdings.

     Under the Exchange Agreement, if any of the outstanding options and warrants granted to Inland's management, which are exercisable for 1,291,651 shares of Common Stock, are exercised, Holdings will be granted an option at the same exercise price to acquire 200% of the shares issued pursuant to such exercised option or warrant, and JEDI will be granted an option at the same exercise price to acquire one-third of the shares issued pursuant to such exercised option or warrant.

     Inland has agreed that so long as Holdings controls or holds Series D Preferred Stock with a liquidation preference of at least $25 million, Inland will not engage in various activities without the prior written approval of Holdings unless such activity had been contemplated by the latest budget approved by Holdings, including making individual expenditures over $25,000, conveying assets with a value exceeding $25,000, approving compensation and benefit packages for officers and directors, borrowing money in excess of $25,000, approving the hiring or termination of management employees and commencing or settling any litigation in amounts in excess of $25,000. Inland paid all of the expenses of Holdings and JEDI in connection with the Exchange Agreement, and $25,000 collectively to Portfolio and Fund V and $25,000 to JEDI as restructuring fees.

     One of the conditions to closing of the Exchange Agreement was that Inland receive an opinion of an investment banking firm that the Series D Preferred Stock, Series E Preferred Stock, Series Z Preferred Stock and Common Stock issued to Holdings and JEDI (the "Restructuring Consideration") in exchange for indebtedness, warrants and Series C Preferred Stock was fair, from a financial point of view, to the existing public holders of Inland's Common Stock. McDonald Investments Inc. delivered a fairness opinion to Inland's Board of Directors dated September 14, 1999 stating that based on the assumptions and conditions set forth in their opinion, it was McDonald's opinion as of that date that the Restructuring Consideration was fair, from a financial point of view, to the unaffiliated holders of Inland's Common Stock. McDonald's opinion was expressly conditioned, among other things, upon consummation of an amendment to IPC's and Inland's existing Amended and Restated Credit Agreement to, among

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other things, increase IPC's and Inland's borrowing base from $70 million to
$83.5 million and to provide that no redetermination of the borrowing base would be made prior to October 1, 2000. Such amendment to the Amended and Restated Credit Agreement occurred September 21, 1999, concurrently with the closing of the Recapitalization.

     Under the amended Articles, the Series D Preferred Stock accrues dividends at a rate of $0.16875 per share per quarter if paid in cash on a current basis or $0.2109375 per share per quarter if accumulated and not paid on a current basis. Dividends are required to be paid on each December 30, March 30, June 29 and September 29, commencing December 30, 1999. Dividends also accrue and will be payable on any unpaid dividends at a rate of 11.25% per annum. No dividends may be declared or paid on Common Stock or any other series of preferred stock while there are any accrued and unpaid dividends on the Series D Preferred Stock. The Series D Preferred Stock also has liquidation preference over all other classes and series of stock, in an amount equal to $7.50 per share. The Series D Preferred Stock may be redeemed at any time by Inland for a redemption price of $7.50 per share and must be redeemed upon the earlier of September 21, 2004 or the repayment in full of Inland's existing senior credit facility. In addition to voting as a class with the Common Stock, Series E Preferred Stock and Series Z Preferred Stock, as discussed above, holders of 75% of the outstanding shares of Series D Preferred Stock, voting as a separate voting group, must approve any modification to the dividend rates, liquidation preferences or other privileges of the Series D Preferred Stock, any merger or consolidation of Inland in which Inland is not the surviving entity, any transaction which will result in the holders of voting stock of Inland immediately prior to such transaction owning less than 50% of the outstanding voting stock of Inland after the transaction or the sale or other transfer of substantially all of the assets of Inland. Further, a majority of the outstanding shares of Series D Preferred Stock, voting as a separate voting group, have the right to (i) elect four members of the Board for as long as at least 37.5% of the original shares of Series D Preferred Stock remain outstanding; (ii) three members of the Board for as long as at least 25%, but less than 37.5% remain outstanding; (iii) two members of the Board for as long as at least 12.5%, but less than 25% remain outstanding; and (iv) one member of the Board for as long as any shares of Series D Preferred Stock remain outstanding even though they are less than 12.5% of the original shares issued. As the number of members that may be elected by holders of Series D Preferred Stock decline, the holders of Common Stock are entitled to elect those members to the Board. Cumulative voting and preemptive rights are expressly denied to the holders of Series D Preferred Stock.

     Under the amended Articles, the Series E Preferred Stock accrues dividends at a rate of $2.3125 per share per quarter if paid in cash on a current basis or $2.875 per share per quarter if accumulated and not paid on a current basis. Dividends are required to be paid on each December 30, March 30, June 29 and September 29, commencing December 30, 1999. Dividends also accrue and will be payable on any unpaid dividends at a rate of 11.50% per annum. No dividends may be declared or paid on Common Stock or the Series Z Preferred Stock while there are any accrued and unpaid dividends on the Series E Preferred Stock. The Series E Preferred Stock also has liquidation preference over all other classes and series of stock, except the Series D Preferred Stock, in an amount equal to $100.00 per share. The Series E Preferred Stock may be redeemed at any time by Inland for a redemption price of $100.00 per share and must be redeemed upon the earlier of

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September 21, 2006 or the redemption of all outstanding shares of Series D
Preferred Stock. In addition to voting as a class with Common Stock, Series D Preferred Stock and Series Z Preferred Stock, as discussed above, holders of 75% of the outstanding shares of Series E Preferred Stock, voting as a separate voting group, must approve any modification to the dividend rates, liquidation preferences or other privileges of the Series E Preferred Stock; any merger or consolidation of Inland in which Inland is not the surviving entity or any transaction which will result in the holders of voting stock of Inland immediately prior to such transaction owning less than 50% of the outstanding voting stock of Inland after the transaction, unless, in either case, the holders of Series E Preferred Stock receives shares with substantially the same rights and preferences as correspond to the Series E Preferred Stock; any merger in which the holders of Common Stock receive consideration in exchange for their Common Stock other than Common Stock of the surviving corporation junior to the securities issued to the holders of Series E Preferred Stock; or the sale or other transfer of substantially all of the assets of Inland unless, so long as the Series D Preferred Stock is outstanding, at least 60% of the Series E Preferred Stock is redeemed or the holders of Series E Preferred Stock receive an amount equal to 60% of 10/85ths of the total consideration received by the holders of Series D Preferred Stock and Series E Preferred Stock in the same form of consideration as that received by the holders of Series D Preferred Stock. Further, a majority of the outstanding shares of Series E Preferred Stock, voting as a separate voting group, have the right to elect one member of the Board. Cumulative voting and preemptive rights are expressly denied to the holders of Series E Preferred Stock.

     The Series Z Preferred Stock ranks on an equivalent basis with the Common Stock with respect to all matters, except the Series Z Preferred Stock has a liquidation preference of $.002 per share which ranks ahead of the Common Stock, and after receiving this liquidation preference, the Series Z Preferred Stock will share in any remaining assets on liquidation pro rata on an as-converted basis with the holders of Common Stock. Currently, the Series Z Preferred Stock is convertible at a rate of one share of Common Stock for each share of Series Z Preferred Stock and shall be deemed automatically converted into that number of shares immediately upon the Articles being further amended to increase the number of authorized shares of Common Stock to such a number that will permit such conversion. It is anticipated that Inland will call a meeting of stockholders prior to the end of 1999 to vote on such amendment.

     Under the Shareholders Agreement, Holdings agreed to provide JEDI and the Smith Group with certain rights to sell their shares if Holdings desires to sell shares owned by it, and each of JEDI and the Smith Group granted Holdings the right to require JEDI and the Smith Group to sell an equivalent number of their shares on the same terms and conditions to any purchaser to whom Holdings desires to sell a portion of its shares. Holdings, Fund V and Portfolio also agreed with JEDI and the Smith Group that if Holdings, Fund V or Portfolio endeavored to purchase any shares of Common Stock from a person not a party to the Shareholders Agreement, Holdings, Fund V and Portfolio will offer to purchase on a pro rata basis from JEDI and the Smith Group an equal number of shares which are being purchased from the person not a party to the Shareholders Agreement. Holdings, JEDI and the Smith Group also agreed with each other to vote their respective shares to ensure that the Board of Inland would consist of six members and that one member would be

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designated for election to the Board by the holders of Common Stock and Series Z
Preferred Stock. Each of JEDI and Holdings further agreed not to vote their respective shares of Common Stock and Series Z Preferred Stock in the election of such one designated Board member for as long as they owned Series D Preferred Stock or Series E Preferred Stock and the Smith Group continued to hold 10% or more of the combined outstanding shares of Common Stock and Series Z Preferred Stock, provided, that if Holdings does not at such time hold enough Series D Preferred Stock to entitle it to elect four members to the Board, Holdings will be entitled to vote an amount of its common Stock proportionate to the reduction in number of directors it is entitled to designate as a holder of Series D Preferred Stock. Each member of the Smith Group agreed not to vote their shares of Common Stock for the election of the one board member to be designated for election by the holders of Common Stock and Series Z Preferred Stock as long as it continued to hold 10% or more of the combined outstanding shares of Common Stock and Series Z Preferred Stock.

     The current members of the Board are John D. Lomax (Chairman), Bill I. Pennington (Chief Executive Officer and Chief Financial Officer of Inland), John
E. Dyer (President and Chief Operating Officer of Inland), Kyle R. Miller and T Brooke Farnsworth. Messrs. Lomax, Miller and Farnsworth were existing members of the Board, and Messrs. Pennington and Dyer were appointed to the Board on September 23, 1999 to fill two vacancies resulting from resignations from the Board.

     In connection with the Exchange Agreement, Inland entered into the Registration Agreement with Holdings, Portfolio, JEDI and the Smith Group pursuant to which Inland granted Holdings, JEDI and the Smith Group piggy-back registration rights to include their shares on any registration statement filed by Inland under the 1933 Act, subject to standard underwriters' kick-out clauses and other conditions. Inland also granted to Holdings, JEDI and the Smith Group demand registration rights which entitle Holdings to require Inland to file up to three registration statements to register its shares, entitle JEDI to require Inland to file up to two registration statements to register its shares and entitle the Smith Group to require Inland to file one registration statement to register its shares. Inland will be responsible for paying the costs and expenses associated with all registration statements, including the fees of one law firm acting as counsel to the holders requesting registration, but excluding underwriting discounts and commissions and any other expenses of the party requesting registration.

Item 5.   Other Events.
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     One of the conditions to the closing of the Exchange Agreement was that
Inland's senior lenders would enter into a restructuring of the senior credit facility acceptable to Holdings, JEDI and Inland. As a result, effective as of September 21, 1999, Inland and IPC entered into the Second Amended and Restated Credit Agreement (the "ING Credit Agreement") with ING (U.S.) Capital Corporation, U.S. Bank National Association and Meespierson Capital Corporation (the "Senior Lenders") pursuant to which the Senior Lenders agreed to increase the borrowing base under the ING Credit Agreement from $73.25 million to $83.5 million, and remove the amortization schedule and provide that the outstanding principal balance shall be due and payable in full on October 1, 2001. Upon the closing of the ING Credit Agreement, IPC borrowed $3.0 million, bringing the total

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outstanding principal balance to $73,915,000 at September 21, 1999. IPC has $4.0 million available for letters of credit within the $83.5 million borrowing base, of which $2.34 million were outstanding at September 21, 1999. Interest accrues, at IPC's option, at either (i) 2% (instead of 0.5%) above the prime rate or (ii) 3% (instead of 1.75%) above the LIBOR rate. At September 27, 1999, all $73,915,000 outstanding principal was under the LIBOR option at an effective rate of 8.52% through December 27, 1999. The borrowing base will be redetermined on October 1, 2000 and April 1, 2001 and may be redetermined at the option of the Senior Lenders one additional time after October 1, 2000. Upon redetermination, if the borrowing base is lower than the outstanding principal balance then drawn, IPC must immediately pay the difference. Within 30 days after closing, IPC is required to enter into a hedge for at least 50% of its projected oil and gas production through December 31, 2001 and 25% for the year ended December 31, 2002. IPC paid a facility fee of $150,000 and an additional fee of $208,000 to the Senior Lenders at closing. IPC must also pay a facility fee equal to 0.50% of the borrowing base on April 1, 2001 and again on September 30, 2001. The Senior Lenders will also receive a fee equal to 1% of the borrowing base on October 1, 2000 if ING (U.S.) Capital Corporation continues to be a member of the Senior Lenders at September 30, 2000. The ING Credit
Agreement continues to contain standard affirmative, negative and financial covenants.

Item 7.   Financial Statements and Exhibits
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(c)  Exhibits  - The following exhibits are filed herewith:

     3.1 Amended and Restated Articles of Incorporation, as amended through September 21, 1999.

     4.1 Second Amended and Restated Credit Agreement dated September 15, 1999, but effective as of September 21, 1999, between Inland Resources Inc. ("Inland"), Inland Production Company ("IPC"), ING (U.S.) Capital Corporation, U.S. Bank National Association and Meespierson Capital Corporation (without exhibits or schedules).

     10.1 Exchange Agreement dated as of September 21, 1999 by and between Inland, IPC Inland Refining, Inc., Trust Company of the West, a California trust company, as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 873-3032, Inland Holdings LLC, TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P. and Joint Energy Development Investments II Limited Partnership (without exhibits or schedules).

     10.2 Shareholders Agreement dated as of September 21, 1999 between Inland, Holdings, Fund V, JEDI and Pengo Securities Corp., Smith Energy Partnership, Randall D. Smith, Jeffrey A. Smith, Barbara Stovall Smith, John W. Adams and Arthur J. Pasmas (collectively, the "Smith Group").

     10.3 Registration Rights Agreement dated as of September 21, 1999 between Inland, Holdings, Portfolio, JEDI and the Smith Group.

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                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 1999

                                        INLAND RESOURCES INC.

                                        By: \s\ Bill I. Pennington
                                            -----------------------------------
                                            Bill I. Pennington, Chief Executive
                                            Officer

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